Exhibit 10.4

COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT, (the “Agreement”) made as of the last executed date below (the “Effective Date”), by and among Pelikin Group an entity with a principle address of 225-230 Queens Quay W, Toronto, ON, M5J 2Y7 (the “Buyer”) and Belmont Partners, LLC a Virginia limited liability company with a principal address of 360 Main Street, Washington Virginia 22747 (“Seller”), and Madrona Ventures, Inc. a public vehicle organized in the state of Nevada and traded under the symbol “MDRV” (the “Company”).

W I T N E S S E T H:

WHEREAS, the Seller owns a majority of the issued and outstanding capital stock of the Company; and

WHEREAS, the Company currently has six million five hundred twenty five thousand common stock shares issued and outstanding and no preferred stock shares issued and outstanding;

WHEREAS, Seller owns a control block of stock consisting of five million (5,000,000) common stock shares of the Company (the “Stock”);

WHEREAS, Buyer wishes to purchase the Stock from Seller;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

1.   Agreement to Purchase and Sell.  Seller will sell to Buyer and Buyer agrees to purchase the Stock and Consulting Services (as defined in Section 2(f) herein) in exchange for three hundred ninety four thousand seven hundred U.S. dollars ($394,700.00) (the “Purchase Price”), to be paid to Seller according to the terms and conditions set forth in Section 3 herein.

2.   Closing.  On or about five (5) business days from the Effective Date (the “Closing”) the Parties shall perform, in order:

a)  Buyer shall deliver to Seller a copy of this Agreement executed by Buyer;

b)  Seller shall deliver a fully executed copy of this Agreement to Buyer;

c)  The Seller shall wire the Purchase Price to Buyer as specified in Section 3 herein;

d)  The Company shall execute a resolution approving the terms of this Agreement through which Buyer, or Buyer’s designee, is appointed as a Director and Officer of the Company (the “Appointment”);

e)  Seller shall deliver to Buyer the Appointment;

f)  Seller shall provide consulting services to Buyer in order for Buyer to effectuate a forward stock split and company name change through the appropriate regulatory agency and state of incorporation (the “Consulting Services”);

g)  Seller shall deliver to Buyer, to the extent reasonably available to Seller, and after the full performance of Section 3(a), true and correct copies of the Company’s business, financial and corporate records including but not limited to: correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts; and,

h)  Seller shall deliver to Buyer, as soon as practicable after the full performance of Sections 2(a) through 2(d) herein, the stock certificate(s) evidencing the Stock.

3.   Payment Terms.

a)  Buyer shall wire the Purchase Price to Seller on or before the Closing date.

b)  The Purchase Price shall be made by wire transfer of immediately available funds to Seller’s account as follows:

Bank Name:	Rappahannock National Bank
7 Bank Road
Washington, Virginia 22747
Account Name:	Belmont Partners, LLC
Account Number:	1089129
Routing Number	051402974

c)  In consideration of the benefits provided to the Company hereby, Company and Buyer agree to be jointly and severally liable for all amounts due hereunder and all other obligations of this Stock Purchase Agreement.

4.   Transfer Agent.  Buyer agrees that Pacific Stock Transfer, LLC (the “Transfer Agent”) shall act as the Company’s sole transfer agency, and Transfer Agent shall have full power and authority to act on behalf of the Company in connection with the issuance, transfer, exchange and replacement of all of the Company’s stock certificates.

5.   Representations and Warranties of Seller.  Seller hereby represents and warrants, for a period of twelve (12) months from the Effective Date, to Buyer that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof:

a)  Title to Stock.  Seller is the record and beneficial owner and has sole managerial and dispositive authority with respect to the Stock and has not granted any person a proxy that has not expired or been validly withdrawn.  The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

b)  Liabilities of the Company. Seller makes no representation as to the existence or non-existence of liabilities of the Company except as explicitly stated in this Agreement. Buyer is solely responsible for conducting its own due diligence with respect to the Company and its liabilities and for gathering enough information upon which to base an investment decision in the Stock.  Buyer acknowledges that:

(i)  Seller has made no representations with respect to the Company or its status except as explicitly stated in this Agreement; and,

(ii)  the Company is being sold “as is”.

c)  Full Power and Authority. Seller represents that it has full power and authority to enter into this Agreement.

6.   Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 6 are all true and complete as of the date hereof:

a)  Affidavit of Source of Funds. Prior to any wire transfer to Seller of funds, Buyer shall execute an Affidavit of Source of Funds (attached hereto as Exhibit 5), which attests that the funds to be transferred are not the proceeds of nor are intended for or being transferred in the furtherance of any illegal activity or activity prohibited by federal or state laws. Such activity may include, but is not limited to: tax evasion; financial misconduct; environmental crimes; activity involving drugs and other controlled substances; counterfeiting; espionage; kidnapping; smuggling; copyright infringement; entry of goods into the United States by means of false statements; terrorism; terrorist financing or other material support of terrorists or terrorism; arms dealing; bank fraud; wire fraud; mail fraud; concealment of assets or any effort by conspiracy or otherwise to defeat, defraud or otherwise evade, any party or the Court in a bankruptcy proceeding, a receiver, a custodian, a trustee, a marshal, or any other officer of the court or government or regulatory official; bribery or any violation of the Foreign Corrupt Practices Act; trading with enemies of the United States; forgery; or fraud of any kind.  Buyer further warrants that all transfers of monies will be in accordance with the Money Laundering Control Act of 1986 as amended.

b)  Exempt Transaction.  Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) and exempt from registration or qualification under any state law.

c)  Full Power and Authority.  Buyer represents that it has full power and authority to enter into this Agreement.

d)  Stock.  The Stock to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

e)  Information Concerning the Company.  Buyer has conducted its own due diligence with respect to the Company and its liabilities and believes it has enough information upon which to base an investment decision in the Stock.  Buyer acknowledges that Seller has made no representations with respect to the Company, its status, or the existence or non-existence of liabilities in the Company except as explicitly stated in this Agreement.  Buyer is taking the Company “as is” and acknowledges and assumes all liabilities of the Company.

f)  Investment Experience.  The Buyer understands that purchase of the Stock involves substantial risk.  The Buyer:

(i)  has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer’s investment in the Stock; and,

(ii)  has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment and to make an informed investment decision with respect thereto.

g)  No Oral Representations.  No oral or written representations have been made other than or in addition to those stated in this Agreement. Buyer is not relying on any oral statements made by Seller, Seller's representatives, employee’s or affiliates in purchasing the Stock.

h)  Restricted Securities.  Buyer understands that the Stock is characterized as “restricted securities” under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.

i)  Opinion Necessary.  Buyer acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Act, the Company may be required to obtain an opinion of counsel that such transfer may be made pursuant to an applicable exemption under the Act.  Buyer acknowledges that a restrictive legend appears on the Stock and must remain on the Stock until such time as it may be removed under the Act.

j)  Shareholder Value.  Buyer represents that Buyer intends to implement a business plan designed to return value to the shareholders of the Company.

k)     Compliance.  Buyer shall comply with all applicable securities laws, rules and regulations regarding this Agreement, the Merger and all related transactions, including but not limited to filing any forms required by the U.S. Securities and Exchange Commission.

7.   Covenant Not to Sue; Indemnification.

a) In consideration of this Agreement and the consideration to Buyer and Company granted herein, Buyer and Company covenant and agree, for themselves and for their agents, employees, legal representatives, heirs, executors or assigns (the “Buyer Covenantors”), to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against Seller, its members, officers, directors, agents, employees, attorneys, accountants, consultants subsidiaries, successors, affiliates and assigns (collectively the “Seller Covenantees”), on account of any damages, real or imagined, known or unknown, which Buyer Covenantors ever had, has or which may hereafter arise with respect to any and all disputes, differences, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby, including but not limited to any question regarding the existence, content, validity or termination of this Agreement. The terms and conditions of this Section 7(a) shall be a complete defense to any action or proceeding that may be brought or instituted by Buyer Covenantors against the Seller Covenantees, and shall forever be a complete bar to the commencement or prosecution of any action or proceeding with regard to this Agreement by Buyer Covenantors against the Seller Covenantees.

b) Indemnification. Buyer Covenantors shall indemnify and hold harmless the Seller Covenantees from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).   Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to a Buyer’s  obligation to reimburse any of Seller Covenantees for such Losses and the possibility that such payments might later be held to have been improper.

8.   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, U.S.A. without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than the Commonwealth of Virginia.

9.   Merger and Exchange of Stock.  Buyer shall, as soon as practicable, and in no case later than ten (10) days from the Closing, effect a merger (the “Merger”) between the Company and a target corporation (the “Sub”).  The Company shall be the surviving corporation of the Merger, and shall continue unimpaired by the Merger.  Upon Merger, the Company shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of the Sub.

10.   Term / Survival.  The terms of this Agreement shall be effective as of the Effective Date, and continue until such time as the payment of the Purchase Price and all other amounts due hereunder are fully satisfied, however; the terms, conditions, and obligations of Sections 5, 6, 7, 21 and 22 hereof shall survive the termination of this Agreement.

11.   Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

12.   Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy of this Agreement shall be deemed an original.

13.   Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

14.   Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

15.   Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by both the Buyer and Seller. No waiver of any breach, term, condition or remedy of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy.  All remedies, either under this agreement, by law, or otherwise afforded the Buyer shall be cumulative and not alternative.

16.   Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

17.   Termination.  Buyer or Seller may, upon written notice to the other party, terminate this Agreement upon their own discretion prior to any funds being received by the Seller.  Upon Seller’s receipt of any funds, this termination clause is null and void.

18.   Entire Agreement.   This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

19.   Further Assurances.  From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

20.   Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a)  if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission,

b)  if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails and

c)  if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Person to the other Person pursuant to notice given by such Person in accordance with the provisions of this Section 20.

21.   Insider Trading.  Seller and Buyer hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company.  Seller and Buyer further certify they have not communicated the nature of the transactions contemplated by the Agreement, are not aware of any disclosure of non public information concerning said transactions, and are not a party to any insider trading of Company shares.

22.   Binding Arbitration.  In the event of any dispute, claim, question, or disagreement arising from or relating to this agreement or the breach thereof, the Parties hereto shall use their best efforts to settle the dispute, claim question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such a solution within a period of sixty (60) days, then, upon notice by either party to the other, all disputes, claims, questions, or disagreements shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection, and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

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In Witness Whereof, the Parties hereto have executed this Agreement as of the last date written below.

SELLER                                                                                         BUYER

BELMONT PARTNERS, LLC                                                                                  PELIKIN GROUP

/s/ Joseph Meuse                                                                                      /s/ Seijin Ki
____________________________                                                                                 _____________________________
By:  Joseph Meuse, Managing Member                                                                      By: Seijin Ki, _____________
Date: ______7/31/09___________                                                                                 Date: ____7/31/09_______________

COMPANY

MADRONA VENTURES, INC.

/s/ Joseph Meuse
___________________________
By: Joseph Meuse, Director
Date: _______7/31/09____________